As filed with the Securities and Exchange Commission on September 11, 2003

Registration No. 333-61098

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE SHERWIN-WILLIAMS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-0526850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Prospect Avenue, N.W.

Cleveland, Ohio 44115

(216) 566-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

L.E. Stellato

Vice President, General Counsel and Secretary

The Sherwin-Williams Company

101 Prospect Avenue, N.W.

Cleveland, Ohio 44115

(216) 566-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

On May 17, 2001, The Sherwin-Williams Company (the “Company”) filed a registration statement on Form S-3 (File No. 333-61098) (the “Registration Statement”), which registered for sale by the selling stockholder named therein up to 5,650,000 shares of common stock, $1.00 par value per share, of the Company. The Company is filing this Post-Effective Amendment No. 1 to terminate the Registration Statement and to deregister all securities registered under the Registration Statement remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 11, 2003.

THE SHERWIN-WILLIAMS COMPANY

By:	/s/ L.E. STELLATO
L.E. Stellato, Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on September 11, 2003 by the following persons in the capacities indicated.

* C. M. CONNOR C. M. Connor	Chairman and Chief Executive Officer, Director (Principal Executive Officer)

* J. M. SCAMINACE J. M. Scaminace	President and Chief Operating Officer, Director

/s/ S. P. HENNESSY S. P. Hennessy	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)

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* J. L. AULT J. L. Ault	Vice President—Corporate Controller (Principal Accounting Officer)

* J. C. BOLAND J. C. Boland	Director

* J. G. BREEN J. G. Breen	Director

* D. E. COLLINS D. E. Collins	Director

* D. E. EVANS D. E. Evans	Director

* R. W. MAHONEY R. W. Mahoney	Director

* A. M. MIXON, III A. M. Mixon, III	Director

* C. E. MOLL C. E. Moll	Director

* R. K. SMUCKER R. K. Smucker	Director

*	The undersigned, by signing his name hereto, does sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the designated officers and directors of the registrant pursuant to powers of attorney executed on behalf of each such officer and director.

By:	/s/ L.E. STELLATO	September 11, 2003
L. E. Stellato, Attorney-in-fact

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